Exhibit 99

Positioned for Growth An Overview of LaBarge, Inc. October 2004

Statements contained in this release relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward-looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; the Company's ability to integrate recently acquired businesses; the outcome of litigation the Company may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.

Delivering on Our Strategic Goals Focused business strategy Diversified market approach Increased sales and earnings through internal growth and acquisition New customers and broader customer relationships Expanded capabilities Key manufacturing initiatives Strong management team/flexible organizational structure

Fiscal 2004 Highlights Sales, earnings and backlog grew to record levels Accomplished successful, accretive acquisition - Pinnacle Electronics LLC Improved competitive position and profitability through productivity initiatives Generated strong cash flow

Expectations for Fiscal 2005 First-quarter sales and earnings to be up from prior first quarter Net sales of $41 to $42 million = Up at least 36% EPS of $.14 to $.15 = Up at least 75% Full-year sales and net income to be up approximately 25% from fiscal 2004 levels

Electronics Manufacturing Services Contract design and manufacturing services for sophisticated, high- reliability electronics to customers in a wide variety of technology-driven markets

Electronics Manufacturing Services $100 billion worldwide market Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume Outlook for EMS industry is positive Increasing long-term trend toward outsourcing Forecasted CAGR of 10.3%* * Worldwide CEMS market, 2002 - 2007. Source: Electronic Trend Publications, 2003

LaBarge's Place in the EMS Industry LaBarge's niche: Low- to mid-volume High complexity/High reliability Typically, customers are large, technology-driven companies Seeking to outsource turnkey electronic assemblies Focused on own core capabilities, boosting efficiencies

Focused Strategy Outsourcing partner to OEMs Diversified markets Broad-based manufacturing capabilities Expanded system integration capabilities Value-added services Flexibility

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Printed circuit card assemblies card assemblies card assemblies Interconnect systems

Competitive Advantage - Value-Added Services Extensive package of manufacturing services Program management Direct link with customer Design for manufacturability and testability Product redesign for cost reduction Product design partners

Expanding Capabilities and Processes Improved manufacturing efficiencies Lean methodologies: focuses resources on eliminating non-value-added activities Faster cycle time Increased capacity Increased productivity Reduced operating costs Supply chain management: focuses resources on streamlining how we source and purchase manufacturing materials Centralizing processes, reducing redundancies Leveraging purchasing power Improving bid turnaround time

Sales and Marketing Strategy Targets select customers Partner with our customers Serves diverse markets Provides balance Helps insulate the company from downturns Commercial business from Pinnacle acquisition complements LaBarge's military and government contracting presence

Pinnacle Electronics Acquisition $43 million cash acquisition in February 2004 Pinnacle calendar 2003 revenue = $38 million, but currently running at higher annualized rate Contract electronics manufacturer with operating characteristics and gross profit margins similar to LaBarge Strong management team/capable, dedicated employees New commercial markets and relationships for LaBarge Purchasing power leverage Corporate overhead spread across higher sales base Immediately accretive

Strong Customer Relationships Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Instrumentation Medical Factory automation Defense and commercial aerospace Aircraft engines, medical and transportation systems Defense Mining equipment

Defense Natural Resources Industrial Government Systems Aerospace Medical Other 0.48 0.14 0.13 0.1 0.09 0.03 0.03 DIVERSE MARKETS - NET SALES BY MARKET Fiscal 2004 Full Year Defense Natural Resources Industrial Government Systems Aerospace Medical Other 0.42 0.16 0.23 0.04 0.06 0.03 0.06 Fiscal 2004 Fourth Quarter

LABARGE-BUILT EQUIPMENT MUST PERFORM IN DEMANDING ENVIRONMENTS Natural Resources Oil field services equipment Mining applications Mining applications Mining applications Mining applications Mining applications Mining applications Mining applications Defense Radar systems Aircraft applications Shipboard systems Industrial Glass container fabrication equipment Scientific instrumentation Semiconductor manufacturing equipment Government Systems Postal automation equipment Airport security systems Homeland security applications

Acquisition Strategy Continuing to identify companies that: Advance LaBarge's growth goals Are compatible with our core electronics manufacturing business Bring new or expanded: Customer relationships Capabilities Are accretive to our EPS Add value for our shareholders

2001 2002 2003 2004 87.9 100.7 123.6 156.9 BACKLOG (dollars in millions)

NET SALES (dollars in millions) 2001 2002 2003 2004 2005 E 119.2 120.1 102.9 131.5 164 Fiscal 2005 net sales expected to grow approximately 25%.

GROSS MARGIN (as a percentage of sales) 2001 2002 2003 2004 0.208 0.195 0.203 0.231

DILUTED NET EARNINGS PER SHARE Fiscal 2005 net income expected to grow approximately 25%. 2001 2002 2003 2004 2005 E 0.26 0.26 0.15 0.44 0.55

DEBT-TO-EQUITY RATIO ..88 to 1 debt-to-equity ratio at June 27, 2004 At fiscal 2004 year end

CASH FLOW FROM OPERATIONS (dollars in millions) 2001 2002 2003 2004 11.3 6.6 7.2 13

Outlook Improved prospects for EMS market LaBarge is well positioned as a niche player Solid backlog Expect 2005 full-year sales and net income to be up approximately 25% from fiscal 2004 levels Expect to make significant debt reductions in fiscal 2005 through cash generation